Exhibit 5.1

December 8, 2025

Electra Battery Materials Corporation 133 Richmond Street W, Suite 602 Toronto, Ontario MSH 2L3 Canada

Dear Sirs/Mesdames:

Re:	Electra Battery Materials Corporation - Registration Statement on Form F-3

We have acted as Canadian counsel to Electra Battery Materials Corporation, a corporation existing under the laws of Canada (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form F-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offering of an aggregate of $50,000,000 of any combination of: (i) common shares in the capital of the Company (“Common Shares”); (ii) warrants to purchase Common Shares (“Warrants”); (iii) units consisting of Common Shares and Warrants, in any combination (“Units”); and (iv) the Common Shares that may be issued upon the exercise of the Warrants (“Warrant Shares”) or in connection with the Units, as applicable. The Common Shares, Warrants and Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

In so acting, we have examined copies of the Registration Statement, including the Prospectus contained therein, as well as the following documents (collectively, the “Corporate Documents”): (i) the Company’s Articles of Incorporation and Bylaws and (ii) records of the Company’s corporate proceedings in connection with the Registration Statement. We have also examined copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

In examining all documents and in providing our opinion, we have assumed:

(a)	all information contained in all documents reviewed by us is true and correct;

(b)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(c)	the authenticity of all documents submitted to us as originals;

(d)	the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(e)	each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified;

(f)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities;

(g)	there is no foreign law that would affect the opinion expressed herein;

(h)	at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties;

(i)	the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents;

(j)	the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Company is party (any such agreement, the “Agreement”);

(k)	the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(l)	all necessary corporate action will have been taken by the Company prior to the effective date of the Agreement to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof;

(m)	all necessary corporate action will have been taken by the Company prior to the time of issuance of the Securities to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement will have been complied with;

(n)	all necessary corporate action will have been taken by the Company prior to the time of issuance of the Securities to duly authorize the terms of the offering of the Securities and related matters;

(o)	prior to the effective date of the Agreement, the Agreement (i) will have been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) will constitute a legal, valid and binding obligation of all parties thereto; (iii) will be enforceable in accordance with its terms against all parties thereto; and (iv) will be governed by the laws of the Province of Ontario;

(p)	the Securities will have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

(q)	the execution and delivery of the Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(r)	the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(s)	the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

Our opinion herein is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein now in effect on the date hereof (the “Applicable Law”), and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations expressed herein, we are of the opinion that:

1.	the Common Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company;

2.	the Warrants and Units will be validly issued by, and will be binding obligations of, the Company; and

3.	upon full payment therefor and the issue thereof in accordance with the terms of the applicable warrant, the Warrant Shares, which have been validly authorized and allotted for issuance, will be validly issued as fully paid and non-assessable common shares in the capital of the Company and will, when sold and paid for as contemplated by the Registration Statement, continue to be validly issued, fully paid and nonassessable; and upon payment for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered and in accordance with such Agreement.

We hereby consent to the use of our name under the heading “Legal Matters” in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder.

This opinion is furnished solely in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is expressed as at the date hereof and we disclaim any undertaking or obligation to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Cassels Brock & Blackwell LLP